Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference of our firm under the caption "Experts" and to the use of our report on the December 31, 2000 financial statements in the Registration Statement Form SB-2/A dated December 12, 2001 and the related prospectus of Cyco.net, Inc. for the registration of 41,300,000 units.




/s/ Stark o Winter o Schenkein and Co., LLP


December 12, 2001
Denver, Colorado